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                             HINSHAW & CULBERTSON

                              PIPER JAFFRAY TOWER
                                  SUITE 3100
  APPLETON, WISCONSIN      222 SOUTH NINTH STREET        MILWAUKEE, WISCONSIN
                         MINNEAPOLIS, MINNESOTA 55402      MUNSTER, INDIANA
 BELLEVILLE, ILLINOIS                                      PEORIA, ILLINOIS
  CHAMPAIGN, ILLINOIS            612.333.3434              PHOENIX, ARIZONA
   CHICAGO, ILLINOIS        TELEFAX: 612.334.8888         ROCKFORD, ILLINOIS
CRYSTAL LAKE, ILLINOIS                                    ST. LOUIS, MISSOURI
FT. LAUDERDALE, FLORIDA                                SAN FRANCISCO, CALIFORNIA
 JACKSONVILLE, FLORIDA                                   SPRINGFIELD, ILLINOIS
   JOLIET, ILLINOIS            ROBERT A. MINISH             TAMPA, FLORIDA
    LISLE, ILLINOIS          Direct: 612.334.2511         WAUKEGAN, ILLINOIS
    MIAMI, FLORIDA          RMinish@hinshawlaw.com


                                January 19, 2001


Daktronics, Inc.
31 - 32nd Avenue
P.O. Box 128
Brookings, SD 57006

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Daktronics, Inc., a South Dakota corporation (the "Company") in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to 85,039 shares of common stock of the Company, no par value ("Common Stock"), of which all such shares will be sold from time to time by the Selling Shareholders named in the Registration Statement, on the over-the-counter market or otherwise, directly or through underwriters, brokers or dealers.

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.



                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

Daktronics, Inc.                                                   Page 20 of 21
January 19, 2001
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         Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized by all requisite corporate action and are validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                       Very truly yours,



                                       Hinshaw & Culbertson